Exhibit 3.25
200406/4481

This Document Prepared By: Valerie H. Plante Attorney at Law Baker Donelson Bearman Caldwell & Berkowitz, P.C. 420 20 th Street North, Suite 1600 Birmingham, Alabama 35203
ARTICLES OF ORGANIZATION
OF
C R COLLECTIONS, LLC
TO THE HONORABLE JUDGE OF PROBATE
OF JEFFERSON COUNTY, ALABAMA:
The undersigned, for the purpose of forming a limited liability company (the “Company”) pursuant to the provisions of the Alabama Limited Liability Company Act (the “Act”) § 10-12-1, et seq., Code of Alabama, does hereby certify as follows:
1. NAME. The name of the Company is:
CR Collections, LLC
2. DURATION. The period of duration of the Company shall be perpetual.
3. PURPOSES. The Company has been organized for the purposes of performing collection services for healthcare providers and other service providers. The Company may also transact any other lawful business for which a limited liability company may be formed under the Act, but nothing contained herein shall be construed as authorizing the Company to carry on the business of banking or insurance or to act as a trust company, securities broker, securities dealer or investment advisor.
4. INITIAL REGISTERED OFFICE AND AGENT. The location and mailing address of the initial registered office of the Company and the name of its initial registered agent at such address are as follows:
Carol Gray
924 Montclair Road, Suite 200
Birmingham, Alabama 35213

5. INITIAL MEMBER. The name and mailing address of the initial member of the Company are as follows:

NAME	ADDRESS

Cunningham Pathology, LLC	924 Montclair Road, Suite 200
Birmingham, Alabama 35213
6. CESSATION OF MEMBERSHIP OF ALL MEMBERS. The cessation of membership of all members shall result in the dissolution of the Company unless the holders of all financial rights in the Company agree in writing, within ninety (90) days after the cessation of membership of the last member, to continue the legal existence and business of the Company and to appoint one or more new members.
7. ORGANIZER. The name and address of the Organizer of the Company are:

Carol Gray	924 Montclair Road, Suite 200
Birmingham, Alabama 35213
IN WITNESS WHEREOF, the undersigned, acting as the Organizer of the Company, has executed these Articles of Organization on this the 29th day of April, 2004.

/s/ Carol Gray
Carol Gray, Organizer